UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Appointment of Paul Streck as Chief Medical Officer

On January 17, 2019, Alder BioPharmaceuticals, Inc. (“Alder”) announced the appointment of Paul Streck as Alder’s Chief Medical Officer, effective January 21, 2019. Dr. Streck succeeds Alder’s Interim Chief Medical Officer Eric Carter, M.D., Ph.D. Dr. Carter will continue to work with Alder as a consultant following the transition.

From June 2017 to January 2018, Dr. Streck served as Chief Medical Officer of Insmed Incorporated. From November 2015 to June 2017, Dr. Streck served as Vice President, Global Medical Specialty Franchise, Immuno-inflammation at GlaxoSmithKline plc. From November 2007 to November 2015, Dr. Streck held various positions at Shire Pharmaceuticals plc. Dr. Streck served as Group Vice President, Clinical Development/TA Lead (Hematology, Gastrointestinal, Internal Medicine) at Shire Pharmaceuticals from November 2013 to November 2015. Prior to that, Dr. Streck served as Global Head of Medical Affairs, Internal Medicine (November 2012 to December 2013), Product General Manager, Emerging Business Unit (November 2011 to November 2012), and Senior Director, Global Clinical Development (November 2007 to December 2012). From February 2006 to October 2007, Dr. Streck was Director of Marketing at AMGEN USA Inc. Dr. Streck holds a M.B.A. from the Duke University Fuqua School of Business, a M.D. from Jefferson Medical College, a D.M.D. from the Temple University School of Dentistry and a B.A. in chemistry from Rutgers University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: January 17, 2019
	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel